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                                                            Exhibit 5(b)




                      ADDENDUM NO. 1 TO ADVISORY AGREEMENT

  This Addendum No. 1, dated as of the 1st day of December, 1995, is entered into between THE GALAXY FUND, a Massachusetts business trust, located in Worcester, Massachusetts ("Galaxy"), and FLEET INVESTMENT ADVISORS INC., a New York corporation, located in Providence, Rhode Island (the "Adviser").

  WHEREAS, Galaxy and the Adviser have entered into an Advisory Agreement dated as of May 19, 1994 (the "Advisory Agreement"), pursuant to which Galaxy appointed the Adviser to act as investment adviser to Galaxy for its Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Treasury Money Market Fund, Short-Term Bond Fund, Intermediate Bond Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund and Asset Allocation Fund (each a "Fund");

  WHEREAS, Galaxy has notified the Adviser that it has established a Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified Galaxy that it is willing to serve as investment adviser for the Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund;

  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. APPOINTMENT. Galaxy hereby appoints the Adviser to act as investment adviser to Galaxy for the Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

  2. COMPENSATION. For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to the Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund, Galaxy will pay the Adviser and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, based on the net assets of the Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund considered



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separately on a per-Fund basis at the following annual rates: .40% of the first
$750,000,000 of net assets of each of the Connecticut Municipal Money Market Fund and Massachusetts Municipal Money Market Fund plus .35% of the net assets of each such Fund in excess of $750,000,000; and .75% of the net assets of each of the Growth and Income Fund and Small Cap Value Fund.

  If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Adviser will reimburse Galaxy for such excess expenses to the extent described in any written undertaking provided by the Adviser to such state.

  3. CAPITALIZED TERMS. From and after the date hereof, the term "Fund" as used in the Advisory Agreement shall be deemed to include the Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                    THE GALAXY FUND


                                    By: /s/ John T. O'Neill
                                       -------------------
                                       Title: President

                                    FLEET INVESTMENT ADVISORS INC.


                                    By: /s/ Harold A. McKinney, Jr.
                                       --------------------------
                                       Title: Chairman

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